UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

MYLAN N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	333-199861	98-1189497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire		AL10 9UL
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1707-853-000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On December 7, 2016, Mylan N.V. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that on December 5, 2016, the Company announced restructuring programs in certain locations representing initial steps in a series of actions that are anticipated to further streamline its operations globally. At that time, the Company was unable to determine the estimated amount or range of amounts to be incurred by major cost type or the future cash expenditures pursuant to this restructuring program. On March 1, 2017, the Company filed a Form 8-K/A to provide additional details about specific initiatives approved since the Original Form 8-K. The Company is filing this Form 8-K/A to provide further details about specific initiatives approved since the Form 8-K/A filed on March 1, 2017 and its commitment to additional actions. The Company continues to develop the details of the cost reduction initiatives, including workforce actions and other potential restructuring activities beyond the programs already announced.

On November 3, 2017, the Company committed to additional actions and now anticipates total aggregate pre-tax charges for committed restructuring activities ranging between $375.0 million and $450.0 million, the majority of which are employee related costs, inclusive of the 2016 and year to date 2017 restructuring charges of $262.4 million. In addition, management believes the potential annual savings from these committed restructuring activities will be between approximately $350.0 million and $425.0 million once fully implemented, with the majority of these savings improving operating cash flow. As additional restructuring activities are undertaken, the Company expects to incur additional costs including employee related costs, such as severance and continuation of healthcare and other benefits; asset impairments; accelerated depreciation; costs associated with contract terminations; and other closure costs. At this time, the expenses related to the additional restructuring activities cannot be reasonably estimated.

Forward-Looking Statements.

This report includes statements that constitute “forward-looking statements,” including that the Company continues to develop the details of the cost reduction initiatives, including workforce actions and other potential restructuring activities beyond the programs already announced; the Company now anticipates total aggregate pre-tax charges for committed restructuring activities ranging between $375.0 million and $450.0 million, the majority of which are employee related costs, inclusive of the 2016 and year to date 2017 restructuring charges of $262.4 million; management believes the potential annual savings from these committed restructuring activities will be between approximately $350.0 million and $425.0 million once fully implemented, with the majority of these savings improving operating cash flow; and as additional restructuring activities are undertaken, the Company expects to incur additional costs including employee related costs, such as severance and continuation of healthcare and other benefits; asset impairments; accelerated depreciation; costs associated with contract terminations; and other closure costs. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: any regulatory, legal, or other impediments to Mylan’s ability to execute on its integration plans and the other risks detailed in the Mylan’s filings with the Securities and Exchange Commission. Mylan undertakes no obligation to update these statements for revisions or changes after the date of this release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: November 6, 2017	By:	/s/ Kenneth S. Parks
Kenneth S. Parks Chief Financial Officer